SUBLEASE


      THIS SUBLEASE is made and entered into as of May 1, 1996 (the "Commencement Date"), by and between SNYDER OIL CORPORATION, a Delaware corporation ("Sublandlord"), and PATINA OIL & GAS CORPORATION, a Delaware corporation ("Subtenant").

                                   RECITALS

      A. Sublandlord, as Tenant, has entered into a Lease of Office Space (the "Lease Agreement") dated June 5, 1991, with Brookfield Minnesota Inc., a
Colorado corporation (now known as Brookfield Denver Inc.), as Landlord (hereinafter, "Lessor"), for the lease of certain premises in an office building (the "Building") located at 1625 Broadway, Denver, Colorado, being a portion of the World Trade Center, more particularly defined in the Lease Agreement as the "Project."

      B. The Lease Agreement has been amended and supplemented by various leases of additional space, surrenders of leases and space and amendments of which the following remain effective: (1) Lease of Additional Office Space dated as of September 9, 1992; (2) Second Lease of Additional Office Space dated June 17, 1993; (3) Amended and Restated Second Lease of Additional Office Space dated September 13, 1993; (4) Sixth Lease of Additional Office Space and First Amendment and Extension of Lease dated June 2, 1994; (5) First Partial Surrender of Lease dated September 8, 1994; (6) Second Amendment of Lease dated February 22, 1995; (7) Third Amendment of Lease dated June 27, 1995; and (8) Second Partial Surrender and Fourth Amendment of Lease dated April 18, 1996, (collectively, the "Lease Amendments").

      C. The Lease Agreement, as amended by the Lease Amendments, all of which are attached hereto as Exhibit A, are hereinafter collectively referred to as the "Master Lease." The entire premises leased to Sublandlord under the Master Lease is hereinafter referred to as the "Premises."

      D. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord a portion of the Premises (the "Subleased Premises," as further defined in this Sublease) on the terms and conditions set forth in this Sublease.

      For and in consideration of the foregoing Recitals, the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

     1. Sublease. Sublandlord hereby leases the Subleased Premises to Subtenant, and Subtenant leases the Subleased Premises from Sublandlord on the terms and conditions set forth in this Sublease.



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     2.  Subleased  Premises.  The  "Subleased  Premises"  shall mean the 28,628 square feet of rentable area, being all of the 19th and 20th floors of the Building, as depicted on Exhibit B to this Sublease.

     3. Term. The term of this Sublease will begin as of the Commencement Date and will terminate on November 30, 2001.


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     4.  Condition  of  Subleased  Premises.  THE  SUBLEASED  PREMISES  SHALL BE
DELIVERED ON AN "AS IS" CONDITION, WITHOUT ANY REPRESENTATIONS OR WARRANTIES AS TO ITS CONDITION OR FITNESS FOR A PARTICULAR USE. Except for the possible payment of a Future Expansion Allowance and an Improvement Allowance to which Subtenant may be entitled pursuant to the terms of Sections 20 and 21 of this Sublease, Sublandlord shall have no responsibility to arrange, effect or make any changes, alterations, modifications, additions or repairs to the Subleased Premises, nor to bear any cost or expense incident to any such changes, alterations, modifications, additions or repairs which may be desired, requested or undertaken by Subtenant in the future.

     5. Annual Rent. Subtenant shall pay to Sublandlord an Annual Rent in the amount of $1,894,067.09, payable in the manner provided in this Section 5. For purposes of calculating the Annual Rent payable under this Sublease, 17,892.5 square feet of rentable area of the Subleased Premises shall be referred to as the "Pass Through Space" and the remaining 10,735.5 square feet of rentable area shall be referred to as the "Base Year Space."

            (a)  Pass  Through  Space  Annual  Rent.   Subtenant  shall  pay  to
      Sublandlord as Annual Rent for the Pass Through Space the sum of $1,110,080.60, payable in advance, without notice, demand, offset or counterclaim, in monthly installments according to the following schedule:

                  (i) The sum of $80,516.28 for the period from the Commencement
            Date through October 31, 1996, calculated at $9.00 per rentable square foot per annum, payable in monthly installments of $13,419.38, on the first day of each calendar month during this period;

                  (ii) The sum of  $357,850.08  for the period from  November 1,
            1996 through October 31, 1998, calculated at $10.00 per rentable square foot per annum, payable in monthly installments of $14,910.42 on the first day of each calendar month during this period;

                  (iii) The sum of  $205,763.76  for the period from November 1,
            1998 through October 31, 1999, calculated at $11.50 per rentable square foot per annum, payable in monthly installments of $17,146.98 on the first day of each calendar month during this period; and

                  (iv) The sum of  $465,950.50  for the period from  November 1,
            1999 through November 30, 2001, calculated at $12.50 per rentable square foot per annum, payable in monthly installments of $18,638.02 on the first day of each calendar month during this period.

            (b) Base Year Space Annual Rent. Subtenant shall pay to Sublandlord as Annual Rent for the Base Year Space the sum of $783,986.49 for the period from September 1, 1996 through November 30, 2001, calculated at $13.91 per rentable square foot per annum, payable in advance, without notice, demand, offset or counterclaim, in monthly installments of $12,444.23 on the first day of each calendar month during this period.

          (c) General. If the Commencement Date is other than the first day of the month or if the term ends on other than the last day of the month, rent shall be appropriately prorated, and the

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Annual  Rent for such  partial  first  month  shall be payable in advance on the
Commencement Date. All Rent payable under this Sublease shall be paid to Sublandlord at Sublandlord's address as set forth in this Sublease.

      6. Additional Rent. During the term of this Sublease, Subtenant shall pay to Sublandlord, in addition to the Annual Rent, as and when due under the Master Lease, all other Rent which may be due and payable pursuant to the Master Lease which is attributable to the Subleased Premises including, but not limited to:

            (a) Any Occupancy Costs which Sublandlord is required to pay pursuant to Article 4 of the Master Lease which is attributable to the Pass Through Space;

            (b) Any Occupancy Costs which Sublandlord is required to pay pursuant to Article 4 of the Master Lease which is attributable to the Base Year Space in excess of $6.75 per rentable square foot per annum;

            (c) Any other rent or other sums payable as additional rent under the Master Lease attributable to the Subleased Premises or Subtenant's activities; and

            (d) Any Rent and other payments which Sublandlord is required to pay under Article 13.00 of the Master Lease by reason of Subtenant remaining in possession of the Subleased Premises after the expiration of the term of the Master Lease or this Sublease.

If the term of this Sublease commences after the beginning of or terminates before the end of a Fiscal Year, any amount payable by Subtenant for Occupancy Costs shall be adjusted proportionately.

          7. Parking. Subtenant shall have the option of subleasing the following parking spaces from Sublandlord, all of which spaces shall be at the rates set by Lessor from time to time:

            (a) Three (3) parking spaces underneath the Project, one (1) of which is currently a reserved space but may be converted to an unreserved space at any time by Lessor; and

            (b) Nineteen (19) unreserved parking spaces at the Tremont Parking Center, located at 15th and Tremont Streets, representing one space for each 1,500 square feet of rentable area within the Subleased Premises.

Subtenant shall exercise such options by executing and delivering to Sublandlord a written notice of exercise. Payment of charges for parking spaces subleased hereunder shall be deemed additional rent due and payable in advance on the first day of each calendar month during the term of this Sublease. If Subtenant fails to pay for any parking charges in a timely manner, Sublandlord shall not be required to advance any amounts for Subtenant, Subtenant shall be in default and, in addition to any other rights Sublandlord may have, Sublandlord shall have the right to cancel the sublease of the parking spaces for which payment was not received.

     As of the date of this Sublease, Sublandlord is subleasing to third parties some or all of the parking spaces which are to be made available to Subtenant hereunder. Sublandlord has the right to terminate the existing subleases upon 30 days' notice to the parties subleasing those spaces. Upon Subtenant exercising

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its options hereunder,  Sublandlord will give termination notices to the parties subleasing those spaces, and will make the spaces available to Subtenant as soon as reasonably practicable hereunder. Sublandlord shall have no liability for delays in delivering such spaces to Subtenant. Subtenant's sole remedy shall be delay in paying for such spaces until they are made available to Subtenant.

      If Subtenant no longer desires to sublease some or all of the parking spaces, Subtenant may cancel its sublease of any or all of the parking spaces from time to time by giving written notice to Sublandlord. Unless otherwise agreed to in writing by Sublandlord, such cancellation shall be effective only at the end of a calendar month and no sooner than the last day of the second full calendar month after the notice of cancellation is delivered to Sublandlord.

      If Subtenant's sublease of any parking space is cancelled, such spaces shall no longer be deemed available to Subtenant, and Sublandlord shall be under no obligation to provide those spaces to Subtenant. If Subtenant seeks to again sublease all or a portion of the parking spaces so relinquished, Sublandlord shall use reasonable efforts re-sublease such parking spaces to Subtenant, but in no event will Sublandlord be obligated to re-sublease such parking spaces if they are not available from the Lessor or if Sublandlord has other uses for such spaces (including but not limited to use of such spaces by Sublandlord or the sublease or license of such spaces to other users). Subtenant's rights to parking under the Sublease shall at all times be subject to the terms and availability of such parking under the Master Lease.

      8. Services. Sublandlord shall not be obligated to provide any services to Subtenant or repairs or maintenance to the Subleased Premises, the Building or the Project. Subtenant's sole source of services shall be the Lessor pursuant to the terms of the Master Lease; provided, however, upon the reasonable request of Subtenant, Sublandlord will provide commercially reasonable assistance to Subtenant in enforcing the terms of the Master Lease which require Lessor to provide services, repairs or maintenance to the Subleased Premises or the Building. Sublandlord shall not be required to incur any out-of-pocket expenses in providing such assistance, and Sublandlord may condition its providing such assistance upon any such expenses being paid by Subtenant as they become due. In the event that Sublandlord and Subtenant are both involved in enforcing such terms of the Master Lease, Subtenant shall only be responsible for its proportionate share of such expenses allocated to the Subleased Premises. If there is any reduction or discontinuance of service as required to be provided to the Subleased Premises by Lessor under the Master Lease and as a result of same Sublandlord is entitled to abatement of Rent or other sums, if any, payable under the Master Lease, with respect to the Subleased Premises, then Subtenant shall be entitled to an abatement of Rent and other sums, if any, payable under this Sublease, but only to the extent the abatement afforded to Sublandlord relates to the Subleased Premises. Subtenant shall reimburse Sublandlord for an equitable portion of Sublandlord's out-of-pocket cost incurred in enforcing an abatement of Rent affecting the Subleased Premises. Sublandlord makes no representations or warranties as to the availability or adequacy of services. Except as provided herein, Subtenant's covenants to pay Rent under this Sublease are separate and independent from any covenant of Sublandlord or Lessor to provide services or other amenities hereunder.

      Subtenant shall not request any additional services from Lessor without Sublandlord's prior approval, which approval shall not be unreasonably withheld, provided Subtenant is not then in default. Subtenant shall promptly pay Lessor directly for such services and provide Sublandlord with evidence of payment.

     9.  Signage.   Sublandlord   shall   cooperate  with  Subtenant  in  having
Subtenant's name and location of its office placed on the Building directory in the lobby of the Building, its name placed near the

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elevator on the floor on which the Subleased  Premises are located and otherwise in placing a placard designating Subtenant's name, either on the entrance to the Subleased Premises or immediately adjacent thereto. All such signage shall be standard signage for the Building and subject to the approval of Lessor.

      10. Master Lease. This Sublease is subject and subordinate to the Master Lease. The provisions of the Master Lease are incorporated into this Sublease as the agreement of Sublandlord and Subtenant and are applicable to this Sublease with the same force and effect as though Sublandlord was landlord under the Master Lease, and Subtenant was tenant under the Master Lease. Subtenant assumes and agrees to make all payments with respect to the Subleased Premises and to perform and be bound by all of Sublandlord's covenants and obligations contained in the Master Lease with respect to the Subleased Premises. In the event of any conflict between the terms and provisions of the Master Lease and this Sublease, the terms and provisions of the Master Lease shall prevail and control.

      11. Default by Subtenant. Subtenant shall not cause or allow to be caused any default under the Master Lease, nor shall Subtenant permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Lessor under the Master Lease. In the event of any breach by Subtenant under the Master Lease or this Sublease, Sublandlord shall have all the rights against Subtenant as would be available to the landlord against the tenant under the Master Lease if such breach were by the tenant thereunder including, but not limited to, the right to terminate Subtenant's right to possession of the Subleased Premises and any options granted under this Sublease and all other rights and remedies upon default as set forth in the Master Lease.

      12. Subtenant Indemnification. In addition to all other obligations it may have under this Sublease, Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any losses, liabilities, obligations, damages, costs and expenses (including reasonable attorneys' fees and costs) arising out of any default under the Sublease or the Master Lease caused solely by Subtenant or its employees, agents or contractors; provided, however, Subtenant shall have no obligation to indemnify Sublandlord for matters arising out of the default, negligence or willful misconduct of Sublandlord or its employees, agents or contractors.

      13. Lessor Consent. This Sublease is contingent upon Lessor consenting to this Sublease and Lessor not exercising its rights of first offer under Section
11.03 of the Master Lease. Sublandlord shall submit this Sublease to Lessor for its approval promptly after execution of this Sublease by Sublandlord and Subtenant. Subtenant shall cooperate with Sublandlord in providing Lessor any and all information concerning Subtenant as Lessor may request in connection with its review of this Sublease and Subtenant. If Lessor's consent is conditioned and Subtenant and Sublandlord accept the consent notwithstanding such conditions, this Sublease shall be subject to the conditions of Lessor's consent.

      14. Future Assignment or Sublease. Subtenant shall not assign or otherwise transfer, mortgage, pledge, hypothecate or encumber this Sublease or the Subleased Premises, or any interest therein, and shall not sublet the Subleased Premises or any part thereof, or any right or privilege appurtenant thereof, or permit any other party to occupy the Subleased Premises, or any portion thereof, without the written consent of Lessor and Sublandlord, which consent shall not be unreasonably withheld by Sublandlord. Sublandlord's consent to any assignment, transfer or subletting by Subtenant shall not relieve Subtenant from any of its obligations under this Sublease.


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      15.  Tenant  Alterations.  Subtenant  shall  make no  alteration,  change, improvement, repair, replacement or addition to the Subleased Premises without the prior written consent of Lessor and Sublandlord. Sublandlord agrees that it will not unreasonably withhold its consent to any of the foregoing. Subtenant shall provide to Sublandlord copies of any and all plans, specifications, notices and other correspondence delivered by Subtenant to Lessor which relate to Subtenant's request for Lessor's approval hereunder. Notwithstanding anything in this Sublease that may imply to the contrary, Subtenant is not entitled to and shall not receive from Sublandlord any Expansion Allowance, Painting Allowance, Other Improvement Allowance (as those terms are defined in the Master Lease) or any other allowance now or hereafter granted or made available by Lessor to Sublandlord, except Subtenant may be entitled to an Improvement Allowance under Section 21 and a Future Expansion Option under Section 20 of this Sublease, if the terms and conditions of those Sections are satisfied.

      16. Insurance. Subtenant shall maintain, throughout the term of this Sublease, such policy or policies of insurance with respect to the Subleased Premises as Sublandlord is required to maintain pursuant to the Master Lease including, but not limited to, the policies required pursuant to Section 9.02 of the Master Lease. The required liability policies shall name Sublandlord and Lessor as additional insureds, shall insure performance of the indemnities of Subtenant contained in this Sublease and shall be primary coverage in the instance of Subtenant's indemnities, so that any insurance coverage obtained by Lessor or Sublandlord shall be in excess thereto. All policies required under this Sublease shall be endorsed to provide a waiver of subrogation as to Sublandlord and Lessor. Upon Sublandlord's request from time to time, Subtenant shall promptly deliver to Sublandlord evidence that all premiums have been paid and all policies are in full force and effect, all in such form as Sublandlord may reasonably request. All policies required under this Sublease shall include an agreement by the insurer that the policy shall not be canceled, terminated, modified or allowed to expire without 15 days' written notice to Sublandlord.

      17. Hazardous Materials. Subtenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials on or about the Subleased Premises or any other portion of the Project, nor shall Subtenant allow the storage or use of such substances or materials on or about the Subleased Premises or any other portion of the Project, nor allow to be brought into the Subleased Premises or any portion of the Project any such materials or substances. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Superfund Amendments and Re-Authorization Act of 1986, the Occupational Safety and Health Act, the Clean Water Act, and any amendments to such acts, and any federal, state or municipal laws, ordinances, regulations or common law which may now or hereafter impose liability on Lessor or Sublandlord with respect to hazardous substances. Subtenant shall be solely responsible for and shall defend, indemnify and hold Lessor and Sublandlord, their agents and employees, harmless from and against all claims, costs and liabilities, including attorneys' fees, court costs and other expenses of litigation (1) arising out of or in connection with any breach of this Section, or (2) arising out of or in any connection with the removal, cleanup and restoration work and materials necessary to return the Subleased Premises and the Project and any other property of whatever nature located therein to their condition existing prior to the introduction of hazardous materials in or about the Sublease Premises or Project. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any hazardous material on or about the Subleased Premises (or, as a result of Subtenant's actions, on or about other portions of the Project), then the cost thereof shall be reimbursed by Subtenant to Sublandlord upon demand. In addition, Subtenant shall execute affidavits, representations and the like from time to time at Lessor's or Sublandlord's request concerning Subtenant's knowledge and belief regarding the presence of

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hazardous  substances  or  materials  on  the  Subleased  Premises.  The  within covenants and indemnities shall survive the expiration or earlier termination of the term of this Sublease.

      18. Termination of Master Lease. Sublandlord shall not do or suffer or permit anything to be done which would constitute a default under the Master Lease or would cause the Master Lease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination or forfeiture reserved or vested in the Lessor under the Master Lease. Notwithstanding the foregoing, Sublandlord may voluntarily terminate the Master Lease during the term of this Sublease provided Lessor agrees in writing to treat such termination as an assignment of this Sublease by Sublandlord to Lessor. In the event of any such termination, Subtenant shall be bound to Lessor for the balance of the term of this Sublease as if Lessor were the Sublandlord under this Sublease, Subtenant shall attorn to Lessor as its landlord, Sublandlord shall be released from any liability with respect to such termination and no liability or obligation shall thereafter accrue against Sublandlord with respect to this Sublease.

      19. Sublandlord Indemnification. Sublandlord shall perform all of its obligations as tenant under the Master Lease. Sublandlord shall indemnify, defend and hold Subtenant harmless from and against any and all losses, liabilities, obligations, damages, costs and expenses (including reasonable attorneys' fees and costs) arising out of any default under the Master Lease caused solely by Sublandlord or its employees, agents or contractors; provided, however, Sublandlord shall have no obligation to indemnify Subtenant for matters arising out of the default, negligence or willful misconduct of Subtenant or its employees, agents or contractors.

      20. Rights of First Offer. Pursuant to Articles 30.00 and 31.00 of the Master Lease, Sublandlord has been granted certain rights of first offer (the "Rights of First Offer") to lease additional space in the Building. Provided Subtenant is not then in default under this Sublease and provided further that Sublandlord does not intend to lease the subject Offer Space for its own use, Sublandlord will promptly forward to Subtenant a copy of any written notice of available First Offer Space or Second Offer Space (the "Offer Space") which Sublandlord receives from Lessor under Article 30.00 or Article 31.00 of the Master Lease. Upon all of the following conditions being satisfied, Sublandlord will exercise its right to lease the Offer Space, in which event Subtenant shall sublease the Offer Space specified in such notice upon the terms and conditions herein set forth:

            (a) Subtenant shall deliver to Sublandlord an unconditional, written notice of Subtenant's exercise of its right to lease such Offer Space, which notice must be received by Sublandlord at least one business day prior to the date upon which Sublandlord is required to deliver to Lessor its notice of exercise under Section 30.02 or 31.02 of the Master Lease;

            (b) Subtenant shall not be in default beyond any applicable notice and cure period under the Sublease at the time Lessor gives notice, or at the commencement date of the Sublease of the Offer Space and there shall have been no material adverse change in the financial condition of Subtenant from the date of this Sublease;

            (c) Sublandlord does not desire to use the subject Offer Space for its own use, it being understood that Subtenant's rights under the Rights of First Offer shall at all times be subordinate to the rights of Sublandlord; and

            (d)   Lessor in fact leases such Offer Space to Sublandlord.

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The terms of any  sublease  of the Offer Space will be exactly the same as those on which Sublandlord leases such space from Lessor, the terms of which are set forth in the Master Lease, including the right to any Future Expansion Allowance, but only to the extent actually paid by Lessor and allocable to the Offer Space which Subtenant subleases hereunder. Any payments of Future Expansion Allowance to Subtenant shall be contingent upon Sublandlord receiving payment from Lessor, and Sublandlord's receipt and approval of invoices and such other evidence that such funds have been spent for the design and construction of improvements with the subject Offer Space, as Subtenant may request. It is the intent of the parties that any sublease of Offer Space be a net sublease to Sublandlord, and Subtenant shall reimburse Sublandlord for any reasonable out-of-pocket expenses incurred by Sublandlord in leasing the Offer Space hereunder. The obligation of Subtenant to sublease the Offer Space shall be automatic upon satisfaction of the foregoing conditions. Nonetheless, within 15 days of receipt from Sublandlord, Subtenant shall execute an amendment to this Sublease to evidence any lease under this Section, provided such amendment is consistent with the terms hereof. Sublandlord shall use good faith efforts in providing Subtenant with notices from Lessor hereunder and otherwise attempting to make available to Subtenant any Offer Space which is offered to Sublandlord under the Rights of First Offer. Subtenant's remedies for Sublandlord's failure to deliver any Offer Space in accordance with the provisions of this Sublease shall be limited to $10,000, and Subtenant shall have no claim for and hereby waives all rights to any other damages, specific performance or any other legal or equitable relief against Sublandlord or any other party.

      21. Improvement Allowance. Sublandlord shall provide an improvement allowance not to exceed $35,000 (the "Improvement Allowance") for the purpose of contributing toward the cost of any design, engineering and construction of approved improvements within the Subleased Premises (the "Leasehold Improvements") upon the terms and conditions set forth herein. Within 75 days after receipt of substantiating invoices and lien waivers acceptable to Sublandlord and Lessor, Sublandlord shall pay to Tenant an amount equal to invoices submitted for Leasehold Improvements, but not to exceed the Improvement Allowance. Any portion of the Improvement Allowance for which invoices have not been submitted as of November 1, 1999 shall be deemed Sublandlord's and no longer available to Subtenant, and no Rent or any other amounts owed hereunder shall be offset by such amount. Subtenant acknowledges that all or part of the Improvement Allowance will be funded by Sublandlord from allowances granted to Sublandlord under the Master Lease. Subtenant shall cooperate with Sublandlord in promptly providing to Sublandlord any and all invoices, plans, specifications, drawings and other documentation as Sublandlord may reasonably request, including, but not limited to, any such documents as may be required by Lessor, in order to assure Sublandlord and Lessor that the Improvement Allowance is properly payable hereunder.

     22. Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of Colorado.

     23. Severability. Should any of the provisions of this Sublease to any extent be held to be invalid or unenforceable, the remainder of this Sublease shall continue in full force and effect.

     24. Entire Agreement. This Sublease embodies the entire understanding and agreement among the parties relative to the matters contained herein, and supersedes all prior negotiations, understandings or agreements in regard thereto, whether written or oral.

     25. Waiver. No provision of this Sublease may be waived, except by an agreement in writing signed by all of the parties hereto. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

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Patina sub lease

     26.  Headings.  The subject headings used in this Sublease are included for
purposes  of  reference   only,  and  shall  not  affect  the   construction  or
interpretation of any of its provisions.

     27. Amendment. This Sublease may be amended, altered or revoked only by written instrument executed by all of the parties.

      28. Notices. All notices required or permitted by this Agreement shall be in writing and shall be given by personal delivery or sent to the address of the party set forth below by registered or certified mail, postage prepaid, return receipt requested, or by reputable overnight courier, prepaid, receipt acknowledged. Notices shall be deemed received on the earlier of the date of actual receipt or, in the case of notice by mail or overnight courier, the date of receipt marked on the acknowledgment of receipt. Rejection or refusal to accept or the inability to deliver because of change of address of which no notice was given shall be deemed to be received as of the date such notice was deposited in the mail or delivered to the courier.

            If to Sublandlord:      Snyder Oil Corporation
                                    1625 Broadway, Suite 2200
                                    Denver, CO  80202

                                    Attn:  Rodney L. Waller

            If to Subtenant:        Patina Oil & Gas Corporation
                                    1625 Broadway, Suite 2000
                                    Denver, CO  80202

                                    Attn:  General Counsel

Any party may change its address to which notices should be sent to it by giving the other parties written notice of the new address in the manner set forth in this paragraph.

      29. Notices from Lessor. Sublandlord and Subtenant shall use good faith efforts to promptly forward to one another copies of any notices applicable to this Sublease or the Subleased Premises which either of them may receive from Lessor under the Master Lease.

     30. Construction. All terms used in this Sublease shall have the same meaning as assigned to them in the Master Lease except as otherwise expressly provided herein.

      31. Further Acts. Upon reasonable request from a party hereto, from time to time, each party shall execute and deliver such additional documents and instruments and take such other actions as may be reasonably necessary to give effect to the intents and purposes of this Sublease.

      32. Attorneys' Fees. In the event of any litigation or arbitration proceedings between the parties hereto concerning the subject matter of this Sublease, the prevailing party in such litigation or proceeding shall be awarded, in addition to the amount of any judgment or other award entered therein, the costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in the litigation or proceeding.

Patina sub lease

     33. Binding Effect. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      34. Brokers. Each party represents and warrants to the other that it has not dealt with any real estate broker or finder in connection with this Sublease. Each party shall indemnify and hold harmless the other from any loss, claim, damage, obligation, cost or expense, including reasonable attorneys' fees, arising out of any claim made by any other broker or finder claiming by, through or under such party.

      35. Authority. Each party represents and warrants unto the other that (a) it is a duly organized and existing legal entity under the laws of the State in which it is organized, and in good standing and authorized to do business in the State of Colorado, (b) it has full right and authority to execute, deliver and perform this Sublease, (c) the person executing this Sublease is authorized to do so, and (d) upon request of Sublandlord, such person executing on behalf of Subtenant will deliver satisfactory evidence of his or her authority to execute this Sublease on behalf of Subtenant.

      36. Effective Date. Pursuant to the Agreement and Plan of Merger between, among others, Subtenant and Sublandlord, Subtenant is responsible for the occupancy costs for two floors of Sublandlord's space under the Master Lease as of May 1, 1996. The Subleased Premises represents the two floors contemplated by that Agreement. As of the Commencement Date, some of Subtenant's employees are occupying a portion of the Premises other than the Subleased Premises, and some of Sublandlord's employees may be occupying a portion of the Subleased Premises. Subtenant and Sublandlord will relocate their respective employees to the Subleased Premises and the balance of the Premises, respectively, within 15 days following written notice given by the other party. Notwithstanding the foregoing, Subtenant acknowledges that it has accepted delivery of the Subleased Premises as of the Commencement Date.

      THIS SUBLEASE is executed by the parties effective as of the date first above written, notwithstanding the actual date of execution.

                                    SUBLANDLORD:

                                    SNYDER OIL CORPORATION,
                                    a Delaware corporation


                                    By:

                                    Its:

Patina sub lease

                                    SUBTENANT:

                                    PATINA OIL & GAS CORPORATION,
                                    a Delaware corporation


                                    By:

                                    Its:

                                   - 12 -
Patina sub lease